1. ANNUITANT

☒ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. ☐ Rev. ☐ Other ________ Sex: ☒ M ☐ F

Full Name: John Doe Date of Birth: 03-01-53 Age: 35 Soc. Sec. No.: 000-00-0000

Mailing Address: 123 Main Street City: Blank State: Blank Zip: 86000 County: Blank

The Annuitant is the Contractholder unless a different Contractholder is designated in section #3a below.

2. CONTINGENT ANNUITANT

For non-qualified contracts only:

Subject to contract provisions.

Sex: ☐ M ☐ F

Full Name ________ Date of Birth: ________ Age: ____ Soc. Sec. No.: ________

(If a Contingent Annuitant is designated, also complete section #3b below.)

3a. CONTRACTHOLDER

If other than the Annuitant:

Full Name ________

Soc. Sec. No.: ________

If Trustee(s):
Plan Name: ________
Plan Date: ________
Tax I.D. No.: ________

Mailing Address ________ City ________ State ________ Zip ________ County ________

(If an individual is designated as Contractholder, also complete section #3b below; if a Trustee is designated, do not complete section #3b.)

3b. SUCCESSOR CONTRACTHOLDER

☐ The Contractholder's Spouse
☒ The Contractholder's Executors or Administrators
☐ Other (Use "Remarks" section.)

Under section 72(s) of the Internal Revenue Code, surrender of the contract is required if the Contractholder dies before the Annuity Commencement Date and the Contractholder's spouse at that time does not then become the new Contractholder.

4. BENEFICIARY

Joint beneficiaries will receive equally or the survivor, unless otherwise specified.

Subject to contract provisions.

Beneficiary: Jane Doe (Full Name) Wife (Relationship to Annuitant) if living; if not:

Successor Beneficiary: ________ (Full Name) ________ (Relationship to Annuitant) if living; if not:

The Executors or Administrators of ☒ The Annuitant or ☐ Other (Use "Remarks" section.)

OR ☐ Trustee(s) under plan specified in section #3a.

5. ANNUITY COMMENCEMENT DATE

30 years from Contract Date

6. PAYMENTS

Complete as applicable:

Amount paid with application: $ 10,000

If automatic payment plan: ☐ Bank Draft ☐ Government Allotment ☐ Payroll Deduction

Amount: $ ________

Frequency: ________

Plan No.: ________ Contract Date: ________
(Payroll Deduction only)

7. ALLOCATION OF PURCHASE PAYMENTS

Sub-accounts of the Variable Account

Equity	85.00%
Small Cap	.00%
Managed	.00%
Long Term Bond	.00%
Intermediate Term Bond	15.00%
Money Market	.00%
________	.00%
________	.00%
Guaranteed Interest Account	.00%
	100.00%

Allocation to any account must be at least 10%; allocations must be in whole percentages; and they must total to 100%. If the allocation is done incorrectly or incompletely, all payments will be allocated to the Money Market sub-account, pending further instructions from the Contractholder. (Until the Company receives satisfactory evidence that the "Free Look" provision has expired, payments will be allocated to and will remain in the Money Market sub-account.)

8. QUALIFIED PLANS

Complete as applicable:

☐ IRA
☐ Regular
☐ Rollover
☐ SEP IRA

☐ Pension/Profit Sharing
☐ 403(b)/501(c)(3)
☐ ________ (other)

Plan No.: ________
Plan Date: ________

9. REPLACEMENT

Will the contract being applied for replace any existing annuity or life insurance policy?

☐ Yes ☒ No

(If "yes," submit any required Replacement Forms.)

REMARKS

FOR HOME OFFICE USE ONLY

Any Home Office corrections and amendments made after the application was signed are shown either in this space or on a separate form requiring signed ratification.

SIGNATURES

I agree that: (1) No one but an executive officer of the Company may: a) accept information not contained in the application; b) change any contract, or waive any of its provisions. (2) Any contract will take effect on its Contract Date provided any required purchase payment has been paid by that Date. (3) Acceptance of any contract issued will ratify any correction in or amendment to the application noted by the Company in the space headed "For Home Office Use Only." A copy of the application attached to the contract will be sufficient notice of the change made. If the laws where the application is made so require, any change in amount, age at issue, contract plan or benefits must be ratified in writing.

The Applicant believes that a Flexible Payment Variable Annuity contract is consistent with the investment and annuity income objectives of the Annuitant (or the Contractholder, if other than the Annuitant).

Under the penalty of perjury, the undersigned(s) certify that the information supplied with respect to the undersigned on the Taxpayer I.D. and Social Security numbers is true, correct and complete, and the Internal Revenue Service has not notified me that I am subject to backup withholding due to payee underreporting.

The Applicant acknowledges receipt of a current prospectus for the Company's Variable Account [A] and a current prospectus for [MONY Series Fund, Inc. and the Quest for Value Accumulation Trust.]

ALL ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHERE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

Dated at: Blank, Blank

on: 3-1- 19 88

Signature of Annuitant: John Doe

Signature of Contractholder: ____________
(if other than Annuitant)

Signature of Applicant: ____________
(if other than above)

Based on the information provided to me, I certify that I have reasonable grounds for believing the purchase of the contract applied for is suitable for the Annuitant (or the Contractholder, if other than the Annuitant). I further certify that current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

Does this application involve replacement or change of existing life insurance or annuities?

☐ Yes ☒ No (If "yes," submit any required Replacement Forms.)

Signature of Registered Representative: Richard Roe
(Licensed Resident Agent)

88-401